Exhibit 3

Execution Version

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT (this “Amendment”), dated as of March 17, 2020, is entered into by and among Parfield International Ltd., a British Virgin Islands company (“Parfield”), and Amplewood Resources Ltd., a British Virgin Islands company (“Amplewood,” together with Parfield, collectively, the “Seller”), and Beachhead Holdings Limited, a Cayman Islands company (the “Purchaser”).

WHEREAS, the parties hereto entered into a share purchase agreement dated as of September 18, 2019 (the “SPA”), pursuant to and subject to the terms and conditions of which, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller the Sale Shares;

WHEREAS, Section 6.4 of the SPA provides that the SPA may be amended by written instrument making specific reference to the SPA signed by the party of the SPA against whom enforcement of such amendment is sought; and

WHEREAS, the parties hereto desire to amend the SPA pursuant to the terms as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA.

2.             Amendments to SPA.

2.1.	Section 6.2 of the SPA shall be amended and restated in its entirety to read as follows:

“Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the Seller and Purchaser, or (b) by the Seller or by the Purchaser if the Closing shall not have occurred by June 30, 2020 (which date may be extended by the Parties in writing); provided, that a Party shall not have the right to terminate this Agreement pursuant to this Section 6.2(b) if such Party is then in material breach of this Agreement.”

2.2.	Section 5.2(b) of the SPA shall be deleted in its entity.

3.             No Further Amendment. The parties hereto agree that all other provisions of the SPA shall, subject to Section 2, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties hereto in accordance with their terms. This Amendment forms an integral and inseparable part of the SPA.

4.             References. All references to the SPA (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the SPA shall refer to the SPA as amended by this Amendment. Notwithstanding the foregoing, references to the date of the SPA (as amended hereby) and references in the SPA to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to September 18, 2019.

5.             Other Miscellaneous Terms. The provisions of Sections 6.4 (Complete Agreement; Amendments; Waivers), 6.5 (Expenses), 6.6 (Severability), 6.7 (Binding Effect; Assignment), 6.8 (Governing Law), 6.9 (Dispute Resolution), 6.10 (Notices), 6.11 (Survival), 6.12 (Section and Other Headings), and 6.13 (Counterparts) of the SPA shall apply mutatis mutandis to this Amendment, and to the SPA as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

Parfield International Ltd.

By:	/s/ March Chan
Name:	Marc Chan
Title:	Director

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

Amplewood Resources Ltd.

By:	/s/ March Chan
Name:	Marc Chan
Title:	Director

[Signature Page to Amendment No. 1 to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

Beachhead Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

[Signature Page to Amendment No. 1 to Share Purchase Agreement]